      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 2000.
                                                REGISTRATION NO. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        SERVICE CORPORATION INTERNATIONAL
             (Exact name of registrant as specified in its charter)

           TEXAS                                1929 ALLEN PARKWAY                            74-1488375
(State or other jurisdiction of                  HOUSTON, TEXAS 77019              (I.R.S. Employer Identification No.)
 incorporation or organization)        (Address of principal executive offices)

                       SCI 401(k) RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                             JAMES M. SHELGER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        SERVICE CORPORATION INTERNATIONAL
                               1929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 522-5141
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

           TITLE OF                                                                 PROPOSED MAXIMUM           AMOUNT OF
       SECURITIES TO BE            AMOUNT TO BE     PROPOSED MAXIMUM OFFERING      AGGREGATE OFFERING         REGISTRATION
       REGISTERED(1)(2)             REGISTERED         PRICE PER SHARE(3)              PRICE(3)                   FEE
       ----------------            ------------     -------------------------      ------------------         ------------
Common Stock, par value $1.00
per share                        6,000,000 shares           $2.90625                   $17,437,500               $4,604

(1) There are also registered hereunder the Series D Junior Participating Preferred Stock of the Registrant (the "Rights") associated with the shares of Common Stock being registered. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions.

(2) There are also registered hereunder an indeterminate amount of interests in the Plan in accordance with Rule 416(c).

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low prices reported by the New York Stock Exchange on May 25, 2000.

================================================================================

                                     PART I.


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Service Corporation International (the "Company") with the Securities and Exchange Commission are incorporated herein by reference into the Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

         (d) The description of the Common Stock set forth under the caption "Item 1. Description of Securities to be Registered--Capital Stock" in the Form 8, Amendment No. 3, dated September 15, 1982, to the Company's Registration Statement on Form 8-A; and

         (e) The description of the Company's Series D Junior Participating Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A dated May 14, 1998.

         All documents subsequently filed by the Company or the SCI 401(k) Retirement Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the Common Stock offered hereby is being passed upon for the Company by James M. Shelger. As of the date of this Registration Statement, Mr. Shelger owns 94,690 shares of SCI Common Stock, and has options to acquire an additional 700,000 shares of SCI Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he was, is or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation's best interests; and, in all other cases, that such conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

         Under the Registrant's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), no director of the Registrant will be liable to the Registrant or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction for which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or dividend payment. The Articles of Incorporation further provide that, if the statutes of Texas are amended to further limit the liability of a director, then the liability of the Registrant's directors will be limited to the fullest extent permitted by any such provision.

         The Registrant's Bylaws provide for indemnification of officers and directors of the Registrant and persons serving at the request of the Registrant in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the Registrant or such other business organizations. The Registrant also has policies insuring its officers and directors and certain officers and directors of its wholly owned subsidiaries against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

         Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement.

         The undersigned Registrant hereby undertakes to submit the Plan to the Internal Revenue Service (the "IRS") in a timely manner in order to obtain a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code and to make any changes in the Plan required by the IRS in order to obtain such a determination letter.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which is incorporated by reference in this Registration Statement;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which is incorporated by reference in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         See Item 6, "Indemnification of Directors and Officers," for the undertaking pursuant to Item 512(h) of Regulation S-K.

         See Item 8, "Exhibits," for the undertaking pursuant to Item 8(b).

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of June, 2000.

                                            SERVICE CORPORATION INTERNATIONAL



                                            BY:  /s/ JAMES M. SHELGER
                                                 -------------------------------
                                                 JAMES M. SHELGER
                                                 SENIOR VICE PRESIDENT,
                                                 GENERAL COUNSEL AND SECRETARY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                     Title                               Date
            ---------                                     -----                               ----
                 *                       Chairman of the Board and Chief Executive         June 1, 2000
---------------------------------        Officer
R. L. Waltrip                            (Principal Executive Officer)

                 *                       Senior Vice President and                         June 1, 2000
---------------------------------        Chief Financial Officer
Jeffrey E. Curtiss                       (Principal Financial Officer)

                 *                       Vice President Controller (Principal              June 1, 2000
---------------------------------        Accounting Officer)
W. Cardon Gerner

                 *                       Director                                          June 1, 2000
---------------------------------
Anthony L. Coelho

                 *                       Director                                          June 1, 2000
---------------------------------
Jack Finkelstein

                 *                       Director                                          June 1, 2000
---------------------------------
A.J. Foyt, Jr.

                 *                       Director                                          June 1, 2000
---------------------------------
James H. Greer

                 *                       Director                                          June 1, 2000
---------------------------------
B.D. Hunter

                 *                       Director                                          June 1, 2000
---------------------------------
Victor L. Lund

                 *                       Director                                          June 1, 2000
---------------------------------
John W. Mecom, Jr.

                 *                       Director                                          June 1, 2000
---------------------------------
Clifton H. Morris, Jr.

                 *                       Director                                          June 1, 2000
---------------------------------
E. H. Thornton, Jr.

                 *                       Director                                          June 1, 2000
---------------------------------
W. Blair Waltrip

                 *                       Director                                          June 1, 2000
---------------------------------
Edward E. Williams


-----------------
     * By his signature below, James M. Shelger, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on the date indicated on behalf of the persons listed above, designated by asterisks, in the capacities set forth opposite their respective names.


                                                   /s/ James M. Shelger
                                                   -----------------------------
                                                   James M. Shelger
                                                   Attorney-in-Fact

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of June, 2000.

                     SCI 401(k) RETIREMENT SAVINGS PLAN
                     BY:  SCI MANAGEMENT, L.P., PLAN ADMINISTRATOR

                     BY:  SCI ADMINISTRATIVE SERVICES, LLC, ITS GENERAL PARTNER


                     BY:  /s/ HELEN DUGAND
                          ------------------------------------------------------
                          HELEN DUGAND, PRESIDENT

                        SERVICE CORPORATION INTERNATIONAL

                                  EXHIBIT INDEX



         EXHIBIT NO.                            DESCRIPTION
         -----------                            -----------
             4.1               Restated Articles of Incorporation of the Company
                               (incorporated by reference to Exhibit 3.1 to
                               Registration Statement No. 333-10867 on Form
                               S-3).

             4.2               Articles of Amendment to Restated Articles of
                               Incorporation (incorporated by reference to
                               Exhibit 3.1 to Form 10-Q for the fiscal quarter ended September 30, 1996).

             4.3               Statement of Resolution Establishing Series of
                               Shares of Series D Junior Participating Preferred
                               Stock dated July 27, 1998 (incorporated by reference to Exhibit 3.2 to Form 10-Q for the fiscal quarter ended June 30, 1998).

             4.4 Bylaws, as amended (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended September 30, 1999).

             4.5 Rights Agreement, dated as of May 14, 1998, between the Company and Harris Trust and Savings
                               Bank (incorporated by reference to Exhibit 99.1 to Form 8-K dated May 14, 1998).

             4.6               Agreement Appointing a Successor Rights Agent
                               Under Rights Agreement, dated June 1, 1999, by the Company, Harris Trust and Savings Bank and
                               The Bank of New York (incorporated by reference to Exhibit 4.1 to Form 10-Q for the fiscal quarter ended June 30, 1999).

             4.7*              SCI 401(k) Retirement Savings Plan.

             5.1*              Opinion of Counsel of Service Corporation
                               International.

            23.1*              Consent of PricewaterhouseCoopers LLP,
                               independent public accountants.

            23.2*              Consent of Counsel for Service Corporation
                               International (included in Exhibit 5.1).

            24.1*              Powers of Attorney.

-------------------

* Filed herewith.